UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

PROTEA BIOSCIENCES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

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PROTEA BIOSCIENCES GROUP, INC.

955 Hartman Run Road

Morgantown, West Virginia 26505

Dear Stockholder:

We are soliciting your written consent to take the following actions:

1.	to amend the Protea Biosciences Group, Inc. 2013 Equity Incentive Plan (the “Plan”) to permit our Board of Directors (the “Board”) to increase the number of shares of common stock issuable under the plan on January 1st of each year in an amount equal to the lesser of: (i) 10,000,000 shares of common stock or the equivalent of such number of shares after the Administrator of the Plan, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 11(a) of the Plan; (ii) 15% of the shares of common stock issued and outstanding as of the last day of the prior year; or (iii) an amount determined by the Board; and

2.	to amend our Certificate of Incorporation to increase the total authorized number of shares of our common stock, par value $0.0001 per share, from 200,000,000 to 250,000,000, which certificate of amendment will be filed with the Delaware Secretary of State and thereby become effective on a date to be chosen by the Board.

These actions were approved by our Board on September 4, 2014.

Each stockholder of record at the close of business September 4, 2014 is entitled to vote on these matters. This Consent Solicitation Statement is first being mailed to you on or about                   , 2014. If you have any questions regarding the matters included in this Consent Solicitation Statement, please contact the undersigned at (304) 292-2226.

                  , 2014

Very truly yours,

PROTEA BIOSCIENCES GROUP, INC.

By:	/s/ Stephen Turner
Stephen Turner, Chief Executive Officer and President

PROTEA BIOSCIENCES GROUP, INC.

955 Hartman Run Road

Morgantown, West Virginia 26505

CONSENT SOLICITATION STATEMENT

REQUEST FOR WRITTEN CONSENT

This Consent Solicitation Statement, dated                   , 2014, is being sent to all record owners of the common stock, $0.0001 par value, of Protea Biosciences Group, Inc., a Delaware corporation, which we refer to herein as “the Company,” “we,” “our,” or “us.”

On September 4, 2014, the record date for determining the identity of stockholders who are entitled to vote on the proposals discussed below, we had 66,263,600 shares of common stock issued and outstanding. The common stock constitutes the sole outstanding class of voting securities. Each share of common stock entitles the holder thereof to one vote on the following proposals and each of these proposals will require the affirmative vote of the majority of shares entitled to vote. Abstentions will have the same effect as votes against the proposals. The proposals for which we are soliciting your vote are:

1.	the approval of an amendment the Protea Biosciences Group, Inc. 2013 Equity Incentive Plan (the “Plan”) to permit our Board of Directors (the “Board”) to increase the number of shares of common stock issuable under the plan on January 1st of each year in an amount equal to the lesser of: (i) 10,000,000 shares of common stock or the equivalent of such number of shares after the Administrator of the Plan, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 11(a) of the Plan; (ii) 15% of the shares of common stock issued and outstanding as of the last day of the prior year; or (iii) an amount determined by the Board; and

2.	the approval of a Certificate of Amendment to our Certificate of Incorporation increasing the total authorized number of shares of our common stock, par value $0.0001 per share from 200,000,000 to 250,000,000, which certificate of amendment will be effective on a date to be chosen by the Board.

We are soliciting your approval of the proposals by written consent in lieu of a meeting of stockholders because the Board believes that it is in the best interests of our Company and our stockholders to solicit your approval in the most cost effective manner. A form of written consent is enclosed with this Consent Solicitation Statement for your use.

This Consent Solicitation Statement and accompanying form of written consent will be sent or given to the stockholders from whom we are seeking consent on or about                   , 2014.

Your consent is important regardless of the number of shares of our common stock that you hold. Although our Board has approved the proposals, the proposals require the approval by the vote of our stockholders holding a majority of the voting power of our outstanding common stock as of the record date. Note that your written consent, once signed, dated and returned to us, will be irrevocable.

Our board of directors unanimously recommends that you consent to the proposals. The proposals will be approved by our stockholders when we have received written consents to the proposals from stockholders representing a majority of the voting power of our outstanding common stock.

If you approve the proposals, please mark the enclosed written consent form to vote “For” the proposals, and complete, date, sign and return your written consent to us no later than                   , 2014. The Board has approved the following methods of delivery of your written consent:

You may mail the written consent to the address above by certified or registered mail, return receipt requested;

You may have the written consent delivered to us at the address above; or

You may send the written consent to us in pdf form at jesse.ayers@proteabio.com, and forward the original to us via U.S. mail; or

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You may transmit the written consent to us by facsimile at 304-292-7101, and forward the original to us via U.S. mail.

The entire cost of furnishing this Consent Solicitation Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Consent Solicitation Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

A detailed discussion of the proposals is included below.

PROPOSAL 1

AMENDMENT TO THE PROTEA BIOSCIENCES GROUP, INC. 2013 EQUITY INCENTIVE PLAN

The Protea Biosciences Group, Inc. 2013 Equity Incentive Plan (the “Plan”) was approved by the Board on February 8, 2013 and approved by the Company’s stockholders on June 18, 2013. The Plan has a term of ten years and permits the grant of qualified (sometimes called incentive) stock options, non-qualified stock options, restricted stock awards and performance based cash compensation awards to any (i) individual employed by the Company or an affiliate (as defined in the Plan); (ii) director of the Company or an affiliate; (iii) consultant or advisor to the Company or an affiliate, provided that if the Securities Act of 1933, as amended (the “Securities Act”) applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its affiliates. As of the record date, the Company had 44 full-time employees (including five officers), 9 directors and 16 consultants who were eligible to receive awards from the Plan. Under the Plan, 5,000,000 shares of common stock were reserved for issuance.

The exercise price per share of common stock covered by stock option awards may not be less than 100% of the fair market value of such share determined as of grant date. In the case of an incentive stock option granted to an employee who, at the time of the grant, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any affiliate, the exercise price per share will not be less than 110% of the fair market value on the grant date.

The Plan is administered by the Board, acting as the Committee, as defined in the Plan. Among other powers granted to it, the Committee has the sole power and authority, in its sole discretion, to: (i) designate who may participate in the Plan; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares of common stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of eligible person shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan.

On September 4, 2014, the Company’s Board approved an amendment (the “Plan Amendment”) to the Plan. The Plan Amendment provides that, on January 1st of each year, the number of shares of common stock reserved for awards made pursuant to the Plan may be increased by an amount equal to the lesser of: (i) 10,000,000 shares of common stock or the equivalent of such number of shares after the Administrator of the Plan, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 11(a) of the Plan; (ii) 15% of the shares of common stock issued and outstanding as of the last day of the prior year; or (iii) an amount determined by the Board. The Plan Amendment will become effective on a date to be chosen by the Board within 12 months of approval of the Plan Amendment by the Board. The Plan Amendment is attached to this Consent Solicitation Statement as Exhibit A.

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On September 4, 2014, the closing price of the Company’s common stock was $0.59 per share.

The table below provides information, as of December 31, 2013, regarding awards made from the Plan. Also included is information regarding awards made from the Company’s 2002 Equity Incentive Plan.

Plan category Equity compensation plans approved by security holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

2013 Equity Incentive Plan	1,768,000	$0.55	3,232,000

2002 Equity Incentive Plan	3,314,750	$1.42	-

Tax Consequences Relating to Stock Option Awards

The following is a brief summary of certain federal income tax consequences arising with respect to the receipt of stock option awards from the Plan. This summary is not intended to be exhaustive and the exact federal income tax consequences to the recipients of awards under the Plan will depend on various factors and on the particular circumstances of the recipients. This summary is based on present laws, regulations and interpretations. Therefore, the federal income tax consequences described in this summary may change.

Non-Statutory Stock Options

Under the current provisions of the Internal Revenue Code, if shares of common stock are issued to the original holder of a non-qualified option granted and exercised under the Plan (assuming there is not an active trading market for options of the Company), (i) the option holder will not recognize income at the time of the grant of the option; (ii) on exercise of the option the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock acquired at the time of exercise over the exercise price; (iii) upon the sale of the shares of common stock the holder will recognize a short-term or long-term capital gain or loss in an amount equal to the difference between the amount the Holder receives from the sale of those shares and the holder’s tax basis in the shares (as described below); and (iv) the Company will be entitled to expense as compensation the amount of ordinary income that the holder recognized.

If the holder pays the exercise price entirely in cash, the tax basis of the shares of common stock will be equal to the amount of the exercise price paid plus the ordinary income recognized by the holder from exercising the options. This basis should equal the fair market value of the shares of common stock acquired on the date of exercise. The holding period will begin on the day after the tax basis of the shares is determined.

The ordinary income received by the holder on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other trust fund payments will be due with respect to the exercise of the options.

Incentive Stock Options

The rule stated above is different when there has been an acquisition of the Company’s common stock pursuant to the exercise of an incentive stock option. The rules governing incentive stock options prevent the taxation of the options as income to the participant at the time the option is granted or at the time the participant exercises the option and buys the stock. The participant incurs tax (which is at capital gains rates) only at the time the stock he or she purchased by exercising the option is sold. However, in order to take advantage of the special tax treatment, there are certain restrictions relating to incentive stock options that must be met. The employee must have an option to receive shares of the corporation employing him, its parent or its subsidiary. The options must be granted within 10 years from the date that the plan is adopted by the Board of Directors or approved by the stockholders, whichever is earlier. Further, the option granted must be exercisable within 10 years from the date it is granted. The option price may not be less than the fair market value of the stock at the time the option is granted, and the option may not be transferred other than by death. The option may be exercised only by the employee (unless the employee dies, in which case his executor, administrator or representative would be entitled to exercise). At the time of the grant, the employee may not own stock with more than 10% of the total combined voting power of all classes. The employee must remain an employee of the corporation from the time the option is granted until three months before the option is exercised. Once the stock has been purchased by exercise of the incentive option, it cannot be sold within two years from the date the option was granted or within one year from the date the option was exercised and the stock was purchased, whichever is later.

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Executive Compensation

The following table illustrates the compensation paid by us to our Chief Executive Officer, our three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year and who earned in excess of $100,000, and up to one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. The disclosure is provided for the years ended December 31, 2013 and 2012.

Name and Title	Year	Salary ($)	All Other Compensation(1)	Total ($)

Stephen Turner, Chief Executive Officer, President	2013	240,000		240,000
	2012	240,000		240,000

Alessandro Baldi, Ph.D. Vice President, General Manager	2013	240,000	49,200	289,200
	2012	240,000	48,551	288,551

Edward J. Hughes, Chief Financial Officer	2013	145,600		145,600
	2012	145,600		145,600

Matthew Powell, Ph.D., Chief Science Officer	2013	146,150		146,150
	2012	144,273		144,273

(1)	Other benefits include living allowances and/or relocation fees.

We do not currently have employment agreements with our executive officers, although we may enter into such agreements in the future.

The following table provides information about equity awards granted to the executive officers listed above that were outstanding on December 31, 2013.

Name	Number of Securities Underlying Unexercised Options			Option Exercise Price($)	Option Expiration Date
	Exercisable		Not Exercisable

Stephen Turner	100,000		--	$0.80	6/07/2016
	225,000	(1)	25,000	$1.50	4/23/2020

Alessandro Baldi, Ph.D.	101,250	(1)	78,750	$1.50	10/01/2021

Edward J. Hughes	72,000	(1)	18,000	$1.50	10/05/2020

Matthew Powell, Ph.D	80,000		--	$0.50	12/15/2015
	100,000		--	$1.25	01/19/2017
	40,000		--	$1.50	12/31/2019

Stanley Hostler	16,000		--	$1.50	12/31/2017
	48,000		--	$1.50	12/31/2018
	48,000		--	$1.50	12/31/2019
	48,000		--	$1.50	12/31/2020
	36,000		--	$1.50	12/31/2021
	12,000		--	$1.50	12/31/2021
	44,000		--	$2.00	11/30/2022
	4,000		--	$0.50	12/31/2022
	218,750	(2)	31,250	$0.55	03/22/2023
	44,000	(3)	4,000	$0.55	12/31/2023

(1) Options vest in 25% increments over a four-year vesting schedule. Grant dates are ten years prior to expiration date.

(2) Options vest incrementally over a one-year vesting schedule. Grant dates are ten years prior to expiration date.

(3) Options vest immediately in the following month. Grant dates are ten years prior to expiration date.

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Board Compensation

During the fiscal year ended December 31, 2013, members of the Board did not receive any compensation for their services as directors.

The following table provides information about equity awards granted to members of the Board that were outstanding on December 31, 2013.

Name	Number of Securities Underlying Unexercised Options			Option Exercise Price($)	Option Expiration Date
	Exercisable		Not Exercisable

Stanley Hostler	100,000		--	$0.80	06/07/2016
	100,000		--	$1.50	09/17/2020
	218,750	(1)	31,250	$0.55	03/22/2023

Steven Antoline	100,000		--	$1.50	04/23/2020

Leo Harris	100,000		--	$0.80	06/07/2016
	100,000		--	$1.50	09/17/2020
	218,750	(1)	31,250	$0.55	03/22/2023

Ed Roberson	100,000		--	$1.50	04/23/2020

Scott Segal	100,000		--	$1.50	05/30/2018
	218,750	(1)	31,250	$0.55	03/22/2023

Roderick Jackson	100,000		--	$1.50	11/01/2020

C. Andrew Zulauf	--		--	--	--

Thijs Spoor	45,583	(2)	104,417	$0.55	01/28/2023
	22,056	(2)	77,944	$0.55	06/18/2023

Josiah T. Austin	45,583	(2)	104,417	$0.55	01/28/2023

(1) Options vest incrementally over a one-year vesting schedule. Grant dates are ten years prior to expiration date.

(2) Options vest in 33% increments over a three-year vesting schedule. Grant dates are ten years prior to the expiration date

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Insider Participation in Executive Compensation Decisions

The Compensation Committee of the Board was formed on January 27, 2014. Steven Antoline, Leonard Harris, and Josiah Austin, each of whom are independent within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market, are members of the Compensation Committee. Prior to the formation of the Compensation Committee, our Chief Executive Officer and Chairman of the Board participated in deliberations of the Board concerning executive officer compensation. There were no relationships during the 2013 year that are required to be disclosed pursuant to Item 407(d)(4)(iii) of Regulation S-K.

PROPOSAL 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE THE SHARES OF AUTHORIZED COMMON STOCK

On September 4, 2014, the Board unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock from 210,000,000 shares, of which 200,000,000 shares are designated as common stock, par value $0.0001 per share, and 10,000,000 shares are designated as preferred stock, par value $0.0001 per share, to 260,000,000 shares, of which 250,000,000 shares will be designated as common stock, par value $0.0001 per share, and 10,000,000 shares will be designated as preferred stock, par value $0.0001 per share. In this discussion, we refer to the amendment as the “Authorized Shares Amendment.” The text of the Authorized Shares Amendment is attached hereto as Exhibit B. As of the record date, the Company had 66,263,600 shares of common stock issued and outstanding. No shares of the authorized preferred stock are issued and outstanding as of the record date.

The table below illustrates, as of the record date, the number of shares of common stock that are issued and outstanding, the number of shares of common stock that are authorized and reserved for issuance and the number of shares of common stock that are authorized but unreserved.

Number of Shares Outstanding	Number of Shares Authorized and Reserved for Issuance	Number of Shares Authorized but Unreserved for Issuance

66,263,600	70,756,889	72,979,511

After giving effect to the Authorized Shares Amendment, the table below illustrates, as of the record date, the number of shares of the Company’s common stock that will be issued and outstanding, the number of shares of common stock that will be authorized and reserved for issuance and the number of shares of common stock that will be authorized but unreserved.

Number of Shares Outstanding	Number of Shares Authorized and Reserved for Issuance	Number of Shares Authorized but Unreserved for Issuance
66,263,600	70,756,889	122,979,511

We have no plans, proposals or arrangements to issue the additional shares that will be unreserved and available for issuance as a result of the Authorized Shares Amendment.

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Reason for Amendment

The unissued shares of common and preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions, the issuance of shares in connection with stock splits or stock dividends and the issuance or reservation of common stock for equity awards to employees, officers, and directors.

The Authorized Shares Amendment was not adopted as a result of management’s knowledge of any specific effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. The adoption of the Authorized Shares Amendment is not part of a plan by management to adopt a series of such amendments, and management does not intend to propose other anti-takeover measures.

Anti-Takeover Provisions Included in Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate of Incorporation provides that vacancies on the Board may be filled between annual or special meetings by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by the Board or by an officer at the direction of the Board. This provision prevents stockholders from calling a special meeting to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

Effect of the Proposal/Advantages and Disadvantages

The Authorized Shares Amendment will permit the Company’s Board to authorize the issuance of shares without the necessity and related costs and delays of either calling a special stockholders’ meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital.

However, the availability of additional authorized and unissued shares of common and preferred stock could make any attempt to gain control of the Company or the Board more difficult, costly or time consuming and the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock or preferred stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company.

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Limitations on the Adoption of the Authorized Shares Amendment

The Company’s common stock is quoted on the over-the-counter bulletin board. The over-the-counter bulletin board does not reserve the right to refuse to list or to de-list any stock which has unusual voting provisions that tender or nullify or restrict its voting.

Section 242 of the Delaware General Corporation Law

Section 242 of the Delaware General Corporation Law permits the amendment of a corporation’s certificate of incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the holders of at least a majority of the issued and outstanding shares of the effected class approve the action.

Effective Date

Assuming approval by our stockholders, the Authorized Shares Amendment will become effective upon the filing of the Authorized Shares Amendment with the Delaware Secretary of State. The Board may file the Authorized Shares Amendment on any date within 12 months of September 4, 2014, or the Board may choose not to file the Authorized Shares Amendment if it believes that it will be in the best interests of the Company and its stockholders not to increase the number of authorized shares of common stock.

SECURITIES OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the record date with respect to the beneficial ownership of our common stock by:

•	each stockholder believed to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the record date upon exercise of options, warrants, or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants, and convertible securities that are held by such person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.

The percentage of class beneficially owned set forth below is based on 66,263,600 shares of common stock outstanding on the record date.

Name and Address of Beneficial Owner	Title	Beneficially Owned**		Percent of Class
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board	2,671,525	(1)	4.00%
Stanley Hostler	Vice President, Secretary and Director	10,160,221	(2)	14.44%
Edward Hughes	Chief Financial Officer	88,875	(3)	*
Matthew Powell	Director of Research & Development and Chief Science Officer	225,000	(4)	*
Greg Kilby	Chief Bioanalytics Officer	18,750	(5)	*
Steven O’Loughlin	Vice President of Corporate Finance and Development	41,111	(6)	*
Steve Antoline	Director	12,066,079	(7)	16.36%
Leonard Harris	Director	3,893,462	(8)	5.73%
Ed Roberson	Director	519,216	(9)	*
Scott Segal	Director	3,489,099	(10)	5.15%
Roderick Jackson	Director	336,044	(11)	*
Andrew Zulauf	Director	3,429,198	(12)	5.07%
Josiah T. Austin	Director	18,101,951	(13)	23.30%
Officers and Directors as a Group (total of 13 persons)		55,040,531		57.78%

5% Stockholders
El Coronado Holdings, LLC		18,019,243	(14)	23.22%
West Virginia Jobs Investment Trust Board	—	3,429,198	(15)	5.07%
Milan Puskar (Estate)	—	3,373,057	(16)	5.01%
Virginia Child	—	3,854,627	(17)	5.71%
Summit Resources, Inc.	—	9,465,364	(18)	12.81%
Hartwell Davis	—	4,489,283	(19)	6.60%

 ____________

*Represents ownership under 1%.

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(1) Includes 2,153,372 shares of common stock, 168,153 shares of common stock to be acquired upon the exercise of warrants and 350,000 shares of common stock to be acquired upon the exercise of stock options.

(2) Includes 3,454,390 shares of common stock, 2,085,204 shares of common stock to be acquired upon the exercise of warrants and 766,000 shares of common stock to be acquired upon the exercise of stock options. Also includes 2,481,659 shares of common stock held by Mr. Hostler’s wife, Virginia Child and 1,113,422 shares of common stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 148,312 shares of common stock and 111,234 shares of common stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.

(3) Includes 88,875 shares of common stock to be acquired upon the exercise of stock options.

(4) Includes 225,000 shares of common stock to be acquired upon the exercise of stock options.

(5) Includes 18,750 shares of common stock to be acquired upon the exercise of stock options.

(6) Includes 41,111 shares of common stock to be acquired upon the exercise of stock options.

(7) Includes 1,514,048 shares of common stock and 986,667 shares of common stock to be acquired upon the exercise of warrants owned of record by the Steve A. Antoline 2006 Irrevocable Trust (the "Antoline Trust"). Also includes 3,051,184 shares of common stock and 6414,180 shares of common stock to be acquired upon the exercise of warrants owned of record by Summit Resources, Inc. As the trustee of the Antoline Trust and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Antoline Trust and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by the Antoline Trust and Summit Resources, Inc. Includes 100,000 shares of common stock to be acquired upon the exercise of stock options.

(8) Includes 2,160,991 shares of common stock 1,055,199 shares of common stock to be acquired upon the exercise of warrants, 227,273 shares through the exercise of convertible notes and 450,000 shares of common stock to be acquired upon the exercise of stock options.

(9) Includes 167,600 shares of common stock, 167,260 shares of common stock to be acquired upon the exercise of warrants and 116,500 shares of common stock to be acquired upon the exercise of stock options. Also includes 67,856 shares of common stock and warrants to purchase 50,000 shares of common stock owned of record by Morgan Keegan & Co, Inc., an IRA account of Ed Roberson.

(10) Includes 1,957,161 shares of common stock, 1,000,120 shares of common stock to be acquired upon the exercise of warrants, 181,818 shares through the exercise of convertible notes and 350,000 shares of common stock to be acquired upon the exercise of stock options.

(11) Includes 136,044 shares of common stock, 100,000 shares of common stock to be acquired upon the exercise of warrants and 100,000 shares of common stock to be acquired upon the exercise of stock options.

(12) Includes 2,082,809 shares of common stock, 946,389 shares of common stock to be acquired upon the exercise of warrants, and 400,000 shares of common stock to be acquired upon the conversion of debt. The holder’s address is 1012 Kanawha Boulevard East, 5th Floor, Charleston, West Virginia 25301. Andrew Zulauf, the Executive Director of WVJIT and a director of the Company, may be deemed to have voting and investment control over these securities.

(13) Includes 6,674,725 shares of common stock and 9,135,427 shares of common stock to be acquired upon the exercise of warrants and 2,209,091 shares through the exercise of convertible notes. Also includes 82,708 shares of common stock to be acquired upon the exercise of stock options held by Josiah T. Austin. Josiah T. Austin is a managing member of El Coronado Holdings and a director of the Company and may be deemed to have voting and investment control over these securities.

9

(14) Includes 6,674,725 shares of common stock and 9,135,427 shares of common stock to be acquired upon the exercise of warrants and 2,209,091 shares through the exercise of convertible notes Josiah T. Austin is a managing member of El Coronado Holdings and a director of the Company and may be deemed to have voting and investment control over these securities.

(15) Includes 2,082,809 shares of common stock, 946,389 shares of common stock to be acquired upon the exercise of warrants, and 400,000 shares of common stock to be acquired upon the conversion of debt. The holder’s address is 1012 Kanawha Boulevard East, 5th Floor, Charleston, West Virginia 25301. Andrew Zulauf, the Executive Director of WVJIT and a director of the Company, may be deemed to have voting and investment control over these securities.

(16) Includes 2,294,723 shares of common stock and 1,078,334 shares of common stock to be acquired upon the exercise of warrants.

(17) Includes 2,481,659 shares of common stock and 1,113,422 shares of common stock to be acquired upon the exercise of warrants held by Virginia Child, the wife of Stanley Hostler. Also includes 148,312 shares of common stock and 111,234 shares of common stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.

(18) Includes 3,051,184 shares of common stock and 6,414,180 shares of common stock to be acquired upon the exercise of warrants. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.

(19) Includes 2,726,783 shares of common stock and 1,762,500 shares of common stock to be acquired upon the exercise of warrants.

DISSENTERS’ RIGHTS

There is no provision in the DGCL or in our Certificate of Incorporation or bylaws, providing our stockholders with dissenters’ rights of appraisal to demand payment in cash for their shares of common stock in connection with the implementation of any of the actions described in this Consent Solicitation Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Consent Solicitation Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written or oral request, the Company will deliver a copy of this Consent Solicitation Statement to any stockholder who wishes to receive a separate copy or, if stockholders at a single address have received multiple copies of this Consent Solicitation Statement, any such stockholder may request that, in the future, we provide a single copy to such household. Requests should be addressed to Stanley Hostler, Secretary, c/o Protea Biosciences Group, Inc., 955 Hartman Run Road, Morgantown, West Virginia 26505 or by telephone at (304) 292-2226.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed in this Consent Solicitation Statement, no director or executive officer and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to Securities and Exchange Commission guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual, quarterly and current reports, registration statements and other documents with the SEC. These filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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Exhibit A

AMENDMENT NO. 1

TO THE

PROTEA BIOSCIENCES GROUP, INC.

2013 EQUITY INCENTIVE PLAN

In accordance with Section 12 of that certain Protea Biosciences Group, Inc. 2013 Equity Incentive Plan (the “Plan”), the board of directors of Protea Biosciences Group, Inc. does hereby amend the Plan by deleting Section 5(b) which states:

(b) Subject to Sections 3, 11 and 12 of the Plan, the Committee is authorized to deliver under the Plan, Awards representing an aggregate of 5,000,000 Common Shares.

and by replacing it with the following:

(b) Subject to Sections 3, 11 and 12 of the Plan, the Committee is authorized to deliver under the Plan, Awards representing an aggregate of 5,000,000 Common Shares; provided, however, that the number of Common Shares issuable under the Plan shall be increased by an amount equal to the lesser of: (i) 10,000,000 Common Shares or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 11(a); (ii) 15% of the Common Shares of the Company issued and outstanding as of the last day of the prior year; or (iii) an amount determined by the Board.

In all other respects, the terms and conditions of the Plan shall remain the same.

WHEREFORE, this Amendment dated                   , 2014 to the Protea Biosciences Group, Inc. 2013 Equity Incentive Plan has been executed in Morgantown, West Virginia on                   , 2014.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has signed their names as of the date first above written.

DIRECTORS:

Stephen Turner

Stanley Hostler

Steve Antoline

Leonard Harris

Ed Roberson

Scott Segal

Roderick Jackson

Andrew Zulauf

Josiah Austin

Exhibit B

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PROTEA BIOSCIENCES GROUP, INC.

(a Delaware corporation)

The undersigned, Stephen Turner, hereby certifies that:

1. He is the Chief Executive Officer of Protea Biosciences Group, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

2. The present name of the Corporation is “Protea Biosciences Group, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on May 24, 2005, as amended on September 2, 2011, and June 24, 2013.

3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The Fifth Article of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

5. The total number of shares of capital stock which the Corporation shall have authority to issue is: two hundred sixty million (260,000,000). These shares shall be divided into two classes with two hundred and fifty million (250,000,000) shares designated as common stock at $.0001 par value (the "Common Stock") and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the ''Preferred Stock").

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this         day of                   , 2014.

Stephen Turner
Chief Executive Officer

PROTEA BIOSCIENCES GROUP, INC.

955 Hartman Run Road

Morgantown, West Virginia 26505

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROTEA BIOSCIENCES GROUP, INC.

This written consent is solicited on behalf of the board of directors of Protea Biosciences Group, Inc. When properly executed, the shares represented by this written consent will be voted as designated by the undersigned.

The undersigned hereby acknowledges receipt of the consent solicitation statement (the “Consent Solicitation Statement”) of Protea Biosciences Group, Inc. (the “Company”) dated                   , 2014 and, without the formality of convening a meeting, does hereby vote via written consent, as designated below, all of the shares of common stock of the Company held by the undersigned:

PROPOSAL 1. Approval of the amendment to the Company’s 2013 Equity Incentive Plan in accordance with Exhibit A to this Consent Solicitation Statement.

(Please mark the appropriate box.)

FOR	☐

AGAINST	☐

ABSTAIN	☐

PROPOSAL 2. Approval of the Authorized Shares Amendment, included as Exhibit B to this Consent Solicitation Statement, for the purpose of increasing the number of authorized shares of common stock from 200,000,000 to 250,000,000.

(Please mark the appropriate box.)

FOR	☐

AGAINST	☐

ABSTAIN	☐

The undersigned hereby acknowledges that this written consent, once signed, dated and returned to the Company, is irrevocable.

The undersigned represents that the undersigned owns the following number of shares of common stock of the Company (please insert number of the shares): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign this written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:

Stockholder Name
(printed)

Signature

Title (if applicable):

Signature (if held jointly):

Stockholder Name
(printed)

Title (if applicable):

Important: Please complete, sign and date your written consent promptly, and in any event no later than                   , 2014, and deliver, fax, e-mail or mail it, certified or registered mail, return receipt requested to:

PROTEA BIOSCIENCES GROUP, INC.

955 Hartman Run Road

Morgantown, West Virginia 26505

Facsimile: (304) 292-7101

E-Mail: jesse.ayers@proteabio.com